EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of Amendment No. 10 to the Schedule 13D to which this Agreement is attached.

Dated:  November 2, 2010

DISCOVERY GROUP I, LLC
for itself and as general partner of
DISCOVERY EQUITY PARTNERS, L.P.

By Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By: /s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy